EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of BMC Stock Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), I, James F. Major, Jr., Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 27, 2020
/s/ James F. Major, Jr.
James F. Major, Jr.
Executive Vice President, Chief
Financial Officer and Treasurer
(principal financial officer)
A signed original of this written statement required by Section 906 has been provided to BMC Stock Holdings, Inc. and will be retained by BMC Stock Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.